Exhibit 4.5

JOINDER AGREEMENT

November 28, 2019

THIS JOINDER AGREEMENT (the “Agreement”) is entered into as of the date first written above by Great Lakes Global Limited, a company registered in the British Virgin Islands (“Great Lakes”), Gold Planning Limited, a company registered in the British Virgin Islands (“Gold Planning”), and Blossom View Limited, a company, registered in the British Virgin Islands (“Blossom View”, together with Great Lakes and Gold Planning, collectively, the “Joining Parties”, and each, a “Joining Party”). Reference is made to that certain Registration Rights Agreement, dated as of October 17, 2019 by and among OneConnect Financial Technology Co., Ltd., a Cayman Islands exempted company (the “Company”), Sen Rong Limited, a company registered in the British Virgin Islands (“Sen Rong”), Bo Yu Limited, a company registered in the British Virgin Islands (“Bo Yu”),  and certain other shareholders of the Company as set forth on Schedule A thereto  (as the same may be amended from time to time, the “Registration Rights Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

W I T N E S E T H

WHEREAS, Section 3.14 of the Registration Rights Agreement provides that, any Person that holds Company Shares may, with the prior written consent of the Company, be admitted as a party to the Registration Rights Agreement upon its execution and delivery of a joinder agreement, in form and substance acceptable to the Company, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents the Company determines are necessary to make such Person a party hereto), whereupon such Person will be treated as a Holder for all purposes of the Registration Rights Agreement;

WHEREAS, Section 2.08 of the Registration Rights Agreement provides that the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.03 of the Registration Rights Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included, or (b) to make a Demand Registration;

WHEREAS, pursuant to a subscription agreement between, among others, the Company and Great Lakes dated August 27, 2019, the Company has issued 1,267,520 Company Shares to Great Lakes, pursuant to a subscription agreement between, among others, the Company and Gold Planning dated September 23, 2019, the Company has issued 563,714 Company Shares to Gold Planning, and pursuant to a subscription agreement between, among others, the Company and Blossom View dated September 23, 2019, the Company has issued 140,930 Company Shares to Blossom View; and

WHEREAS, each Joining Party has reviewed the terms of the Registration Rights Agreement and determined that it is desirable and in such Joining Party’s best interest to execute this Agreement.

NOW, THEREFORE, each Joining Party hereby agrees as follows:

1.                                      Joinder of Registration Rights Agreement. By executing this Agreement, the Joining Party (a) accepts and agrees to be bound by all of the terms and conditions of the Registration Rights Agreement as if it were an original signatory thereto and (b) shall be deemed to be, and shall be entitled to all of the rights and subject to all of the obligations of, a Shareholder thereunder.

2.                                      Representations and Warranties.

(i)                                     This Agreement constitutes a valid and binding obligation enforceable against the Joining Party in accordance with its terms.

(ii)                                  The Joining Party has received a copy of the Registration Rights Agreement. The Joining Party has read and understands the terms of the Registration Rights Agreement and has been afforded the opportunity to ask questions concerning the Company and the Registration Rights Agreement.

3.                                      Majority Consent. The acknowledgement of this Agreement by Sen Rong and Bo Yu shall constitute the prior written consent of the Holders of a majority of the outstanding Registrable Securities for purposes of Section 2.08 of the Registration Rights Agreement.

4.                                      Full Force and Effect. Except as expressly modified by this Agreement, all of the terms, covenants, agreements, conditions and other provisions of the Registration Rights Agreement shall remain in full force and effect in accordance with its terms.

5.                                      Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

6.                                      Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.

7.                                      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

[Signature pages follow]

IN WITNESS WHEREOF, each Joining Party has executed and delivered this Agreement as of the date first above written.

GREAT LAKES GLOBAL LIMITED

By:	/s/ Chau Jessica Tsz Wa

Name: Chau Jessica Tsz Wa

Title: Director

Signature Page to Joinder to Registration Rights Agreement

IN WITNESS WHEREOF, each Joining Party has executed and delivered this Agreement as of the date first above written.

GOLD PLANNING LIMITED

By:	/s/ Zhang Bin

Name: ZHANG Bin

Title: Director

Signature Page to Joinder to Registration Rights Agreement

IN WITNESS WHEREOF, each Joining Party has executed and delivered this Agreement as of the date first above written.

BLOSSOM VIEW LIMITED

By:	/s/ Zhang Bin

Name: ZHANG Bin

Title: Director

Signature Page to Joinder to Registration Rights Agreement

Acknowledged and Accepted:

ONECONNECT FINANCIAL TECHNOLOGY CO., LTD.

By:	/s/ Wangchun Ye

Name: Wangchun Ye

Title: Chairman of the Board of Directors and Chief Executive Officer

Signature Page to Joinder to Registration Rights Agreement

Acknowledged and Accepted:

SEN RONG LIMITED

By:	/s/ Xu Liang

Name: Xu Liang

Title: Director

Signature Page to Joinder to Registration Rights Agreement

Acknowledged and Accepted:

BO YU LIMITED

By:	/s/ Yu Ning

Name: Yu Ning

Title: Director

Signature Page to Joinder to Registration Rights Agreement